Exhibit 1.01
SOLICITING ADVISOR AGREEMENT

_______________, 2009

Pebble Management Group, LLC
3500 N Causeway Blvd., Suite 160
Metairie, LA 70002

Ladies and Gentlemen:

This Solicting Advisor Agreement (the “Agreement”) is hereby entered into by and between Pebble U. S. Market Fund, LLC, a Louisiana limited liability company (the "Company"), whose managing partner is Pebble Asset Management, LLC ("PAM"), and Pebble Management Group, LLC ("PMG", "Agent" or "you"), as follows:

Introductory

The Company is offering (the "Offering") for sale its newly issued units (the "Units"). It is acknowledged that PAM may, in its sole discretion, regardless of any priorities or preferences, accept or reject subscriptions in whole or in part in the Offering and terminate the Offering at any time. Once made, subscriptions are irrevocable provided that a subscriber may revoke his subscription within 10 business days prior to the applicable Closing (defined below), whichever comes first, by the subscriber delivering written notice to PAM.

The term "Initial Offering Period" is the period commencing on the date of acceptance of the registration statement by the Securities and Exchange Commission and ending on _________________________, 2009 (unless extended by PAM upon amendment of the Registration Statement (defined below)) or such earlier date as PAM has accepted subscriptions for at least $500,000 in the Offering. During the Initial Offering Period, Agent will offer Units for sale at an "Initial Closing" at a price equal to $1,000 per Unit, which Initial Closing will not take place unless PAM has accepted subscriptions for at least 500 Units. If the minimum number of Units is not sold during the Initial Offering Period, the Offering will terminate and all subscription amounts (together with any interest earned thereon) will be refunded to subscribers, as described in the Prospectus and hereinafter.

Units which remain unsold following the Initial Closing will be offered for sale in a continuing offering (the "Continuing Offering") at monthly closings ("Monthly Closings;" the Initial Closing or any Monthly Closing, each a "Closing") to be held on the last day of each month at a price per Unit equal to 100% of the Net Asset Value, as defined in the Company's subscription agreement and prospectus and disclosure document (the "Subscription Agreement"), as of the close of business on the date of such Monthly Closing.

The minimum initial subscription for an investor is $5,000. Once an investor has been admitted to the Company, there is no minimum for additional subscriptions, except that they must be in multiples of $1,000.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement, as amended and as declared effective by the Commission, is hereinafter referred to as the "Registration Statement." The prospectus on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if the Company files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, or if the Company files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" refers to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.

Any terms not expressly defined herein have the same definition and meaning as is set forth in the Prospectus.

SECTION 1. APPOINTMENT OF AGENT

Subject to the terms and conditions herein set forth, the Company hereby appoints PMG as its exclusive marketing agent to consult with and advise the Company, and, on a "best efforts" basis, to assist the Company with the solicitations of subscriptions for Units in connection with the Company's offering of the Units. Agent will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Subscription Agreement and this Agreement.

On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, PMG accepts such appointment and agrees to consult with and advise the Company as to matters relating to the Offering and agrees to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that the Agent will not be responsible for obtaining subscriptions for any specific number of Units, will not be required to purchase any Units and will not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order or decree, directive, agreements or memorandum of or with any court, regulatory body, administrative agency, or other government body. Units will be offered by means of Subscription Documents, substantially in the respective forms set forth as Exhibit C to the Prospectus.

The parties agree that Units may be sold by the Agent or by other SEC or state registered investment advisors appointed by the Agent (each an "Additional Soliciting Advisor"), provided that each such other registered investment advisor executes an Additional Soliciting Advisor Agreement in the form attached hereto as Exhibit A. The Soliciting Agent and each Additional Soliciting Advisor will notify the Company of the identity of the investment advisor representative of the Agent or Additional Soliciting Advisor, as the case may be, credited with the sale of each Unit (such investment advisor representative being referred to as the "Responsible Advisor" and such Unit being referred to as a "Credited Unit").

The Soliciting Agent and each Additional Soliciting Advisor will agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in its records and make available to the Company for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by them.

SECTION 2. COMPENSATION OF THE SOLICITING AGENT, ADDITIONAL SOLICITING ADVISORS AND RESPONSIBLE ADVISORS

As compensation for the Agent's services under this Agreement or an Additional Soliciting Advisor's services under an Additional Soliciting Advisor Agreement, the Company will pay to the Agent or such Additional Soliciting Advisor, as the case may be, an annual 1.50% advisory fee payable at the rate of 1/12 of 1.50% per month of the month-end net asset value of the Company.

To be eligible to receive such advisory fee, the Responsible Advisor must, at the date of payment, be an investment advisor representative of a SEC or state registered investment advisor that is registered with the Commission (such requirements being referred to as the "Eligibility Requirements").

Once you or an Additional Soliciting Advisor sell Units to a particular investor, you or such Additional Soliciting Advisor will be entitled to a advisory fee on any Units subsequently purchased by that investor, and such units will be deemed Credited Units of the Responsible Advisor, for which he will be entitled to a advisory fee so long as he satisfies the Eligibility Requirements.

The appointment of the Agent hereunder will terminate upon completion or termination of the Offering.

SECTION 3. CLOSING DATES, RELEASE OF FUNDS

(a) The Initial Closing for the acceptance of subscriptions for Units is currently scheduled to be held on or before_______________________. Monthly Closings in the Continuing Offering for Units will be held as of the last day of each month.

(b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, PAM, on behalf of the Company, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the PAM. No certificate evidencing Units will be issued to any subscriber; rather, Agent will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the PAM at each Closing.

(c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including payment of the full subscription price for Units and delivery of properly completed Subscription Documents by each subscriber.

(d) Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units will be paid and delivered to the Company at each Closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

The Company and PAM represent and warrant to the Agent as follows:

(a) The Company intends to file the Registration Statement with the Commission or before_________________, 2009. The Company also intends to file copies of the Registration Statement with (i) the CFTC under the Commodity Exchange Act (the "CEA") and the rules and regulations promulgated thereunder by the CFTC (the "CFTC Rules"); and (ii) the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13. At the time the Registration Statement becomes effective and at all times thereafter, including the Initial Closing and each Monthly Closing, the Registration Statement shall comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules, and the rules of the NFA. The Registration Statement and the Prospectus contain all statements and information required to be included therein by the CEA and the CFTC Rules. The Registration Statement, the Prospectus, and any Sales Information (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company for use in connection with the Offering does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if applicable, at such later time as any Prospectus was filed with or mailed to the Commission for filing, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 4(a) will not apply to statements in or omissions from such Registration Statement, Prospectus or any Sales Information made in reliance upon and in conformity with information furnished to the Company by the Agent expressly regarding the Agent for use in the Prospectus or Sales Information, which information includes the disclosure included in the Prospectus under the caption "THE SOLICITATION ADVISORS." The Sales Information will comply with the 1933 Act, the 1973 Act Regulations, the CEA, the CFTC Rules and the Rules of the NFA.

(b) The Subscription Documents provides for the subscription for and sale of the Units; all action required to be taken by PAM and the Company as a condition to the sale of the Units to qualified subscribers therefore has been, or prior to each Closing will have been, taken; and, upon payment of the consideration therefore specified in each accepted Subscription Documents, the Units will constitute valid interests in the Company for which Units were subscribed.

(c) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Louisiana with full power and authority to conduct its business as described in the Prospectus, and has been duly qualified to do business under the laws of, and is in good standing as such in, every jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company (a "Material Adverse Effect").

(d) PAM is a limited liability company duly organized, validly existing, and in good standing under the laws of Louisiana, and is qualified to do business and is in good standing under the laws of each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect PAM's ability to perform its obligations hereunder or under the Subscription Documents or as described in the Prospectus.

(e) Each of the Company and PAM has full power and authority, as applicable, under applicable law, to conduct its business and perform its respective obligations, as applicable, under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or PAM is a party.

(f) PAM will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Prospectus.

(g) The Company does not own, directly or indirectly, other than in the ordinary course of its business, equity securities or any equity interest in any business enterprises.

(h) McGladrey & Pullen, LLP, the firm which has issued its reports on certain financial statements included in the Registration Statement and the Prospectus, is an independent certified public accountant within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

(i) This Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or PAM is a party have each been duly and validly authorized, executed and delivered by PAM on behalf of the Company and PAM, as applicable, and each constitutes a valid and binding agreement of the Company and PAM, as applicable, enforceable against the Company and PAM, as applicable, in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Company has full power and lawful authority to issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, all necessary corporate proceedings therefore have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units, except such as may be required under the 1933 Act or state securities laws.

(j) The Units have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable. The Units are not subject to preemptive rights of any security holder of the Company.

(k) The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or PAM is a party, to be performed by the Company and PAM, as applicable, will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or PAM pursuant to the terms of any indenture, mortgage, deed of Company, agreement for money borrowed or any other material agreement or instrument to which the Company or PAM is a party, or by which the Company or PAM may be bound, or to which any of the property or assets of the Company or PAM are subject, nor will such action result in any violation of the provisions of the charter or the bylaws, certificate of limited Company or Company agreement, as applicable, of the Company or PAM, or any statute or any order, rule or regulation applicable to the Company or PAM of any court or any regulatory authority or other governmental body having jurisdiction over the Company or PAM, assuming satisfaction by the Agent of the terms of this Agreement and full compliance by the Agent and any other SEC or state registered investment advisors and their associated persons with all applicable statutes, orders, rules, or regulations in connection with the Offering.

(l) The financial statements of the Company and PAM, together with the related notes thereto, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Company and PAM on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles ("GAAP"), which were consistently applied throughout the periods involved, except as otherwise disclosed therein. Since the date of the statements of financial condition included in the Registration Statement, except as contemplated in the Prospectus, no events have occurred that have had a Material Adverse Effect. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Company and PAM and (ii) in compliance in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(m) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of PAM, threatened, any action, suit or proceeding, before or by any court, governmental agency or body or self-regulatory organization to which PAM, any "principals" of PAM, as defined in CFTC Rule 4.10(e) ("PAM Principals") or the Company is a party, which might result in a Material Adverse Effect, nor is PAM aware of any facts which would form the basis for the assertion of any material claim or liability that are not disclosed in the Registration Statement and Prospectus, and neither PAM nor any PAM Principal has received any notice of an investigation by the Commission, the CFTC, or the NFA regarding noncompliance by PAM, the PAM Principals or the Company with the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), any other federal securities laws, rules or regulations, the CEA, the CFTC Rules, or the rules of the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of PAM or of the Company, or which could be material to an investor's decision to invest in any of the Company.

(n) PAM and each "principal" of PAM, as defined in CFTC Rule 3.1(a), have all federal, state, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal and state regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Company or PAM is a party. PAM is registered as a commodity pool operator under the CEA and is a member in good standing of the NFA. PAM's principals identified in the Prospectus are all of PAM's Principals.

(o) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools "operated" within the meaning of the CEA by PAM and of PAM's Principals is disclosed in the Prospectus.

(p) The Company and PAM have filed all necessary federal, state, and local income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and PAM has no knowledge of any tax deficiency which has been or might be asserted against the Company or PAM, which would result in a Material Adverse Effect.

(q) All contracts and other documents of the Company or PAM which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

(r) The conduct of the businesses of the Company and PAM is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company and PAM are in possession of all necessary licenses, permits, consents, certificates, orders, and other governmental authorizations currently required for the conduct of their respective businesses, except where failure to obtain such licenses, permits, consents, certificates, orders or other governmental authorizations would not have a Material Adverse Effect, and all such licenses, permits, consents, certificates, orders and other governmental authorizations are in full force and effect and neither the Company nor PAM has received any notice of proceedings related to the revocation or modification thereof, and the Company and PAM are in all material respects complying therewith; the expiration of any such licenses, permits, consents, certificates, orders and other governmental authorizations would not materially affect their operations; and none of the activities or businesses of the Company or PAM is in violation of, or causes the Company or PAM to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.

(s) Neither the Company nor PAM is in violation, breach or default of or under its charter or bylaws, certificate of limited Company or limited Company agreement, as applicable, or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Company or PAM is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a Material Adverse Effect.

(t) The Company and PAM will make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and PAM; (iii) access to the assets of the Company and PAM is permitted only in accordance with management's authorization; and (iv) the reported accountability of the assets of the Company and PAM is compared with existing assets at reasonable intervals.

(u) The Company knows of no outstanding claims for finder's, origination or underwriting fees with respect to the sale of the Units except as contemplated herein.

(v) All material transactions between the Company or PAM and the officers, directors, partners or shareholders who beneficially own more than 5% of any class of the Company's voting securities required to be disclosed under the rules of the Commission, have been accurately disclosed in the Registration Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

(w) The Company will not take, directly or indirectly, any action (and does not know of any action taken by its managers, officers, unit holders or others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act, stabilization or manipulation of the price of any security of the Company to facilitate, the sale or resale of the Units.

Any certificate signed by an officer of PAM and delivered to the Agent or its counsel that refers to this Agreement will be deemed to be a representation and warranty by PAM to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 5. COVENANTS OF THE COMPANY

The Company and PAM hereby covenant with the Agent as follows:

(a) The Company will not, at any time before or after the Registration Statement, including any supplement filed pursuant to Rule 424 under the 1933 Act, is declared effective by the Commission file any amendment to such Registration Statement without so notifying the Agent and without providing the Agent a reasonable opportunity to review such amendment.

(b) The Company will immediately upon receipt of any information concerning the events listed below notify the Agent and promptly confirm the notice in writing:

(i) of the receipt of any comments from the Commission, or any other governmental entity having authority with respect to the transactions contemplated by this Agreement;

(ii) any requests by the Commission or any other governmental entity having authority for any amendment or supplement to the Registration Statement or for additional information;

(iii) of the issuance by the Commission or any other governmental entity having authority of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus;

(iv) the issuance by the Commission or any state authority having jurisdiction of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or

(v) of the occurrence of any event mentioned in paragraph (g) below.

The Company will make every reasonable effort to prevent the issuance by the Commission or any state authority having jurisdiction of any such order and, if any such order at any time is issued, to obtain the lifting thereof at the earliest possible time.

(c) The Company will give the Agent notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the Registration Statement or the Prospectus.

(d) The Company has delivered or will deliver to the Agent and to its counsel two complete conformed copies (including all exhibits) of the Registration Statement, as originally filed and each amendment thereto.

(e) The Company will furnish to the Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission there under. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Units by the Agent.

(f) The Company will comply in all material respects with the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 Act Regulations"), and all other applicable laws (including state Blue Sky laws) to be complied with prior to, at, and subsequent to each Closing. During the periods prior to each Closing and when the Prospectus is required to be delivered, the Company will comply in all material respects, at its own expense, with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

(g) If, at any time during the period when the Prospectus relating to the Units is required to be delivered (including the period after the Initial Closing and prior to each Monthly Closing), any event relating to or affecting the Company occurs, as a result of which it is necessary or appropriate, in the reasonable good faith opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will, at its expense, forthwith prepare, file with the Commission and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

(h) If required, the Company will take all necessary actions, in cooperation with you, to qualify or register the Units for offering and sale by the Company under the applicable securities or Blue Sky laws of each jurisdiction as you may reasonably designate, provided, however, that the Company will not be obligated to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Units has been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdictions.

(i) During the period which the Units are registered under the 1934 Act or for the three years from the final Closing, whichever period is greater, the Company will furnish to its unit holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated statement of financial condition and consolidated statements of income or operations, changes in shareholders' equity and cash flows of the Company and PAM as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

(j) The Company will use the net proceeds from the sale of the Units in the manner set forth in the Prospectus under the caption "Use of Proceeds."

(k) Other than as permitted by the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Units are qualified for sale, the Company will not distribute any Prospectus, offering circular or other offering material in connection with the offer and sale of Units.

(l) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(m) The Company will file, if required, with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

(n) The Company will register the Units under Section 12(g) of the 1934 Act when appropriate and will not deregister the Units for a period of at least three years thereafter, unless such registration is no longer required.

(o) Prior to each Closing, the Company will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, without limitation, all decisions, directives and orders of the NFA and the CFTC.

(p) The Company will not, prior to each Closing, incur any liability or obligation, direct or contingent, or enter into any material transactions, other than in the ordinary course of business, except as contemplated by the Prospectus.

(q) The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of each Closing.

SECTION 6. PAYMENT OF EXPENSES

The Company agrees to pay or cause to be paid and reimburse the party making payment for all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, the following: (i) the fees and disbursements of the Company's counsel, accountants and other advisors; (ii) the qualification of the Units under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iii) the printing and delivery to the Agent in such quantities as the Agent reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (iv) filing fees incurred in connection with the review of the Offering by the Commission, CFTC and the NFA.

The Company agrees to pay PMG 1.25% on an annual basis, 1/12th of 1.25% payable monthly, to promote the sales of the Company units, process and retain all subscription documents and redemption requests for a period of no less than 6 years from the initial subscription or related request, and produce and deliver all required monthly statements, reports, and other information as required by the Prospectus. The Company and PAM will be provided full and unfettered access to all documents on a continuous basis.

SECTION 7. INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless the Agent and any Additional Soliciting Advisor, its respective officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Company or based upon written information supplied by the Company or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the "Blue Sky Application"), or (c) any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or, with its consent, on behalf of the Company, or based upon written or oral information furnished by, or with its consent, on behalf of the Company, in connection with or in contemplation of the transactions contemplated by this Agreement; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements or alleged untrue statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Company by the Agent regarding PMG expressly for use in the Prospectus.

(b) The Agent agrees to indemnify and hold harmless the Company, its directors, officers, agents, servants and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Company or any of them may suffer or to which the Company or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by the Company or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Sales Information, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this Section 7(b) will exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Company by the Agent expressly for use in the Prospectus.

(c) Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 7. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8. CONTRIBUTION

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Agent, the Company or the Agent will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Agent from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Units in the Offering and the Company will be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Company bears to the total fees (not including expenses) received by the Agent. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above in this Section 8 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent will not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to the Agent under the Agreement. It is understood that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of the Company and the Agent under this Section 8 and under Section 7 hereof will be in addition to any liability which the Company and the Agent may otherwise have. For purposes of this Section 8, each of the Agent's officers and directors and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act will have the same rights to contribution as each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Agent or the Company, will have the same rights to contribution as the Agent or the Company, respectively. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 8, will notify such party from whom contribution may be sought. No person will be entitled to contribution hereunder who fails to give notice as provided in this Section 8 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution under this Section 8.

SECTION 9. TERMINATION

(a) In the event that at least 500 Units are not sold by the end of the Initial Offering Period, this Agreement will terminate and any such termination will be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof.

(b) In the event the Company elects not to accept any subscriptions for Units in the Offering, this Agreement will terminate upon refund by the Company to each person who has ordered any of the Units the full amount which it may have received from such persons and no party to this Agreement will have any obligation to the other hereunder, except for the Company's obligations under Sections 1, 6, 7 and 8 hereof.

SECTION 10. SURVIVAL

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of its officers or directors or any person controlling the Agent, or the Company or any officer, director or person controlling the Company, and will survive termination of the Agreement, except as otherwise provided in Sections 1, 6, 7 and 8 hereof, and the receipt or delivery of any payment for the Units.

SECTION 11. MISCELLANEOUS

Notices hereunder, except as otherwise provided herein, must be given in writing or by telegraph, addressed (a) to the Agent at 3500 N Causeway Blvd., Suite 160, Metairie, LA 70002 (Attention: Manager) with a copy (which will not constitute notice) to Milling, Benson, and Woodward, 909 Poydras Street, Suite 2300, New Orleans, LA 70112-1010 (Attention: Philippe Langlois, Esq.).

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof and no other person will have any right or obligations hereunder. The term "successor" does not include any purchaser of any of the Units.

This Agreement will be governed by and construed in accordance with the laws of the State of Louisiana.

This Agreement may be signed in various counterparts which together will constitute one agreement.

If the foregoing correctly sets forth the arrangement among the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance will constitute a binding agreement.

Very truly yours,

Pebble U. S. Market Fund, LLC

By:	Pebble Asset Management, LLC,
Its Manager

By:		Date:
Timothy Skarecky
Manager

Accepted as of the date first above written.

Pebble Management Group, LLC

By:		Date:
Richard Clement
Manager

Exhibit A

ADDITIONAL SOLICITING ADVISOR AGREEMENT

This Additional Soliciting Advisor Agreement (the “Agreement”) is made between Pebble Management Group, LLC (“PMG”) and ____________________________________ (the “RIA”), this _____day of ______________ 20___.

1.              APPOINTMENT OF THE ADDITIONAL SOLICITING ADVISOR

PMG hereby invites the RIA to participate as an additional soliciting advisor on a non-exclusive, non-transferable and non-assignable basis to offer for sale Units of the Pebble U. S. Market Fund, LLC (the “Units”), PMG investment advisory, and/or 401(k) retirement advisory services. The RIA hereby accepts such invitation and agrees to participate in such offer for sale on the terms and conditions set out in this Agreement.

The RIA warrants that it has obtained all necessary licenses and authorizations of all applicable authorities to engage in the activities covered by this Agreement and the RIA shall immediately inform PMG in writing if at any time such license or authorization expires or is withdrawn. The RIA acknowledges its understanding that it is not entitled to any compensation hereunder for any period during which it has been suspended or expelled from necessary licensing or authorization by any or all of the applicable authorities. The RIA shall immediately notify PMG in writing of any suspension or expulsion by an applicable authority.

The RIA agrees to offer, sell and distribute Units in the Pebble U. S. Market Fund, LLC, PMG investment advisory, and/or 401(k) retirement advisory services only in such states or territories where it is permitted to offer, sell and distribute any of the products or services offered through PMG. RIA may not contract or engage any other person or organization to solicit clients on behalf of PMG unless such other person or organization enters into an Agreement with PMG that conforms to the requirements of the Securities Act of 1933 and Department of Labor Laws, as amended, and the rules thereunder.

RIA agrees to regularly communicate with the clients regarding their investment account and inform PMG if the client’s financial condition or investment objectives have changed.

Pebble Asset Management, LLC (PAM), through PMG, reserves the right to cancel or refuse or terminate, in whole or in part, any instruction or application to subscribe for Units or contract for purchase of any Units. RIA agrees that no compensation will be due or owing to the RIA on any transactions which are refused or cancelled. In addition, PMG reserves the right to cancel or refuse or terminate, in whole or in part, any client account with PMG for any reason.

RIA shall perform the services hereunder as an independent contractor and not as an employee of PMG. Nothing in the Agreement shall constitute or is deemed to constitute a partnership, joint venture, agency, trust, formal business organization, separate legal entity or other association of any kind between the parties hereto. RIA shall have no authority to bind or act on behalf of PMG. Except as specifically provided by this Agreement, RIA shall not act or represent or hold itself out as having authority to act as agent or partner of PMG or in any way bind or commit PMG to any obligations. Any such act will create a separate liability in RIA to any and all third parties affected as a consequence. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective and each party shall be responsible individually only for its obligations described by this Agreement.

2.              DUTIES OF THE ADDITIONAL SOLICITING ADVISOR

The RIA: (a) shall not make any representation other than as set out in the sales documents, offering memorandum, prospectus or similar documents issued by PMG, or any of its affiliates, or give or make any warranty on behalf of PMG; (b) shall observe the terms and conditions relating to the promotion of PMG and to the issuance and sale of the Units whether contained in the sales documentation issued by the Issuer or in any directions of PMG provided to the RIA, or imposed by law or regulations having the force of law in any country or territory in which the RIA is promoting the Units or in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national and, in particular, but without limitation, the RIA shall not promote the Units or procure or seek to procure subscriptions for the Units from any person (whether an individual, firm or corporation) who is not eligible by reason of nationality or otherwise, to invest in the Units; (c) Shall observe the terms and conditions relating to the promotion of PMG investment advisory or 401(k)/retirement services and to the solicitation of clients whether contained in the sales documentation issued by PMG or in any directions of PMG provided to the RIA, the RIA shall not promote PMG services or seek to solicit clients who are not eligible by reason of nationality or otherwise. (d) Acknowledges its responsibility under applicable law to make every reasonable effort to determine that the purchase of Units and/or other PMG offerings through this agreement is a suitable and appropriate investment for each person to whom RIA solicits, based on information provided by such person.

In connection with its activities under this Agreement, the RIA shall use only such sales documents and/or promotional brochures as have been approved by PMG. PMG shall obtain approval for such sales documents to the extent legally required by the supervisory authority in any relevant jurisdiction prior to their use. The RIA shall not circulate any prospectus which has been withdrawn or supplemented.

The RIA shall have no authority to accept applications for Units, client accounts, or retirement plans on behalf of the Company and shall in no circumstances have any power to enter into a transaction on behalf or in any other way to bind the Company.

The RIA warrants to observe the conduct of business rules applicable in any state or territory in which the RIA is promoting any product or service of or through PMG or, if applicable, in which any investor or potential investor is resident or of which such investor is a citizen or national. It is the RIA's duty to inform investors and potential investors in a reasonable manner about the Units or advisory services and about the risks of investing in them, and to observe the terms and conditions relating to the sale and distribution of Units imposed by law or regulations having the force of law in any applicable state or territory.

For Pebble U. S. Market Fund, LLC clients, the RIA will provide to PMG one copy of the subscription documents (attached as Exhibit C in the Prospectus and Disclosure Document) with original client signatures. PMG will execute and retain the original and return an executed copy to the client. The current prospectus and disclosure document and subscription documents can be printed or downloaded from the Fund website, www.pebbleus.com.

For PMG Investment Advisory clients, the RIA will provide to PMG one copy of the PMG Investment Management Agreement with original client signatures. PMG will execute and retain the original and return an executed copy to the client. The PMG Investment Management Agreement is available from the PMG website, www.pebblemg.com.

For 401(k)/Retirement Advisory clients, the RIA will provide to PMG one copy with original client signatures of the 401(k)/Retirement account agreement. This agreement will be provided on an individual plan basis. PMG will execute and retain one original and return an executed copy to the client. The 401(k) Retirement documents can be downloaded from the PMG website, www.pebblemg.com.

The RIA will provide to each client a current copy of PMG’s Disclosure Statement (“Form ADV, Part II”) as required by Rule 204-3 under the Act at the time of any solicitation activities on behalf of PMG. A copy of PMG’s most recent ADV, Part II is available from the PMG website, www.pebblemg.com. Each client solicited under this Agreement must sign the RIA’s Disclosure Statement and deliver a signed copy to PMG. Delivery of this acknowledgement shall be required prior to PMG engaging in any advisory activities with respect to the client. Moreover, RIA agrees to forgo any and all fees if RIA does not promptly deliver the signed solicitation disclosure statement.

RIA's use of any of trademarks, trade names or logos of PMG shall be in a form and manner agreed to by PMG and in compliance with any applicable country-of-origin labeling requirements. RIA's use of any trademarks, trade names or logos of PMG shall be restricted to and coextensive with the performance of all of RIA's duties under this Agreement, shall cease immediately in the event this Agreement is terminated, and shall not be construed as conferring upon RIA any right or interest in or to such trademarks, trade names, or logos or to any registration thereof.

RIA shall submit all advertising copy, including but not limited to sales brochures, newspaper and yellow page advertisements, radio and television commercials, internet-based web material, to PMG for approval, in PMG's sole discretion, prior to using the same in commerce.

3.              DUTIES OF PMG

PMG shall support the RIA concerning the offering and distribution of Units and/or advisory services by providing the RIA with such sales documents and promotional brochures as have been approved by PMG. Copies of the prospectus and any amendments and supplements thereto will be supplied without charge. PMG will provide the RIA with such current information or modifications regarding Pebble U. S. Market Fund, LLC or the distribution of Units as are necessary to promote the Units. PMG will provide sales documents and promotional brochures regarding investment advisory and/or 401(k) retirement services as have been approved by PMG.

4.              TERRITORY

The RIA is not authorized to directly or indirectly promote, offer, sell, distribute or deliver any of the Units in states or territories except those identified to the RIA by PMG.

5.              COMPENSATION

The remuneration payable to the RIA or properly licensed individuals on transactions in Units or advisory services is set out in the attached Schedule A. All advisory and solicitation fees generated by Units of Pebble U. S. Market Fund, LLC shall be paid monthly in arrears no later than the 20th calendar day of such month according to Schedule A based on the net asset value of Units which the RIA is credited as having sold. All advisory and solicitation fees generated by PMG investment advisory and 401(k)/retirement services shall be paid quarterly in arrears no later than the 20th calendar day of such month according to Schedule A based on the net asset value of accounts which the RIA is credited as the soliciting advisor of record.

6.              PREVENTION OF MONEY LAUNDERING

The RIA shall use due diligence to learn the essential facts relative to every person or entity for whom orders for the purchase of Units are effected or solicited advisory service clients’ accounts are accepted and shall follow procedures that are at least equivalent to those required by the USA Patriot Act and regulations adopted thereunder on prevention of the use of the financial system for the purposes of money laundering as amended from time to time. In the event that PMG requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the RIA agrees to make a full disclosure of such information to PMG and/or all appropriate authorities. Where the RIA is a resident in a country which is a member of the Financial Action Task Force, such disclosure shall be made to the extent provided by local law. The RIA will retain the evidence of verification of identity and records of all transactions for at least five years following the ending of the relationship with any person for whom orders for the subscription of Units have been affected.

PMG reserves the right to seek and the RIA agrees to supply to PMG and/or any designated representative of them, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the RIA and any suspected or potential money laundering. If the RIA fails to supply such documentation as requested by PMG, each Issuer and/or representative of them within a reasonable period of time, this Agreement may be terminated at the sole discretion of PMG immediately in writing in accordance with clause 7 (except to the extent that PMG will not be required to give written notice of such termination). In the event that PMG and/or any representative of them is required by any competent authority to provide information as to the identity of the RIA or in the event that money laundering is suspected, the RIA agrees to make a full disclosure of all relevant information to PMG and/or all appropriate authorities.

The RIA warrants and agrees to indemnify PMG and hold PMG harmless from and against all liabilities, losses, damages, claims and expenses, including attorneys' and other legal fees, in connection with the foregoing warranty.

7.              TERMINATION

PMG may terminate or suspend this Agreement immediately if any licenses or approvals required of the RIA are suspended, expire or are revoked or if the RIA is otherwise unable to perform its duties hereunder, or if any finding of wrongdoing or breach of any laws or regulations is made against it or if the intermediary breaches any term or conditions of this agreement.

Either party may terminate this agreement without cause upon 30 days written notice given to the other party.

If this Agreement is terminated pursuant to Article 7, then RIA shall not be entitled to any advisory fees or any other remuneration, subsequent to the first to occur of the suspension, expiration or revocation of any licenses or approvals required of the RIA, or the date that RIA is otherwise unable to perform its duties hereunder, or the date of any wrongdoing or breach of any laws or regulations or this agreement by RIA, or the date of termination hereof.

This Agreement shall terminate upon the termination of the Solicitor Advisor Agreement.

8.              INDEMNIFICATION

PMG agrees to indemnify and hold harmless the RIA and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment of supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that in no event shall the indemnification agreement contained in this subsection of Section 8 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue  statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription.

The RIA agrees to indemnify and hold harmless the Pebble U. S. Market Fund, LLC, PMG and any affiliates, as the case may be, and each person, if any, who controls the Pebble U. S. Market Fund, LLC or as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from PMG set forth in Section 8 (and, in the case of PMG, for any indemnity paid by PMG pursuant to Section 8, but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the RIA.

Each of the parties to this Agreement understands that the obligations of each party subject to this Section 8 are separate and distinct. Notwithstanding any other provision of this Section 8, PMG (i) shall have no obligation to indemnify the RIA for more than the amount of proceeds resulting from the sale of Units by the RIA during the Continuing Offering Period and/or more than the amount of proceeds resulting of the placement of clients’ assets with PMG investment advisory or 401(k) retirement services plus the RIA's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of PMG to indemnify the RIA shall be adjusted to reflect the relative responsibility of the RIA (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

Notwithstanding any other provision of this Agreement, indemnification of PMG or its controlling persons by Pebble U. S. Market Fund, LLC shall be permitted only to the extent permitted by the Subscription Documents.

Any party which proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 8 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in questions), (ii) the indemnified party shall have reasonably concluded that there may be a conflict interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the RIA and any person who controls the RIA within the meaning of Section 15 of the Securities Act, and (y) Pebble U. S. Market Fund, LLC and Pebble Asset Management, LLC and any person who controls the Pebble U. S Market Fund, LLC and within the meaning of Section 15 of the Securities Act.

9. MISCELLANEOUS

This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall be effective unless the same shall be reduced to writing and signed by the parties hereto.

The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

In case that single terms of this Agreement are or become inoperative or impracticable, the rest of this Agreement shall remain unaffected thereby. To the extent practicable, any invalid or inoperative terms will be replaced by valid and operative terms which are closest to the real purpose of the invalid or inoperative terms.

All controversies resulting from this contract, including the question of its valid realization and its pre-effects and consequences, exclusively lie in the jurisdiction of the competent court of Louisiana, and the parties agree that Louisiana law, applied without regard to conflict of laws principles, shall be solely applicable to the interpretation and enforcement of this Agreement.

This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR PEBBLE MANAGEMENT GROUP, LLC:	FOR THE RIA:

Signature	Signature of Authorized Signatory
Richard Clement – Manager
Pebble Management Group, LLC

Printed Name of Authorized Signatory

Title of Authorized Signatory

Date:____________________	Date:____________________

SCHEDULE A

REMUNERATION

Made on _______________, 20____ between Pebble Management Group, LLC (“PMG”) and ________________________________("RIA"), this remuneration agreement (the “Agreement”) as accepted by both parties according to the stipulations set forth in this Schedule A.

1.              In consideration of the RIA soliciting and obtaining purchasers of the Units of Pebble U. S. Market Fund, LLC (the ‘Units”), PMG shall pay the RIA an advisory fee equal to 1.50% annually (payable monthly) of the net asset value of the Units of the Pebble U. S. Market Fund, LLC sold through the RIA. The advisory fee is payable to the RIA in monthly installments of 1/12th of 1.50% based on the month end net asset value of the Units sold through the RIA. The advisory fee is negotiable between the RIA and the purchaser of Units through the RIA. Advisory fees charged which are higher or lower than 1.50% will be settled between the RIA and client. PMG has no responsibilities in settling differences in advisory fees charged which differ from the 1.50% annually paid by the Pebble U. S. Market Fund, LLC to PMG.

The ongoing compensation specified above shall be in consideration of and is contingent upon the provision by the RIA or its affiliates of additional services in connection with the Units sold by the RIA, including: (w) inquiring of Pebble Asset Management, LLC (“PAM”) from time to time, at the request of an owner of Units sold by it, as to the net asset value of a Unit; (x) inquiring of  from time to time, at the request of an owner of Units sold be it, regarding the commodities markets and the Pebble U. S. Market Fund, LLC; (y) assisting, at the request of PAM or PMG, in the redemption of Units sold by it; and (z) providing such other services to the owners of the Units sold by it as PAM or PMG may, from time to time, reasonably request. The RIA also will use its best efforts to insure that any of its investment advisor representatives to whom compensation is passed on will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the RIA. The RIA shall forfeit its rights hereunder to receive any ongoing compensation relating to the additional services for the entirety of any month during which it is not duly registered with the appropriate federal or state authorities.

In consideration of the solicitation of additional soliciting registered investment advisory firms (“SRIA”) by investment advisor representatives of the RIA, PMG will pay to the investment advisor representative of the RIA (provided both the firm and individual represents that they are registered with the SEC or appropriate state authorities) 0.25% annually (payable monthly) based on the month end net asset value of the units sold by the SRIAs . PMG will pay the ongoing compensation to the investment advisor representative for accounts of SRIAs that are directly solicited by the investment advisor representative. Additional registered investment advisory firms solicited by SRIAs will accrue ongoing compensation to the SRIA only, not the investment advisor representative that solicited the SRIA. Such ongoing compensation shall commence at the beginning of the second full month after the sale of the Units by any directly solicited SRIAs. The RIA agrees that such compensation will be paid directly to its investment advisory representatives who are registered with the appropriate federal or state authorities and have passed the Uniform Investment Advisor Examination (Series 65) or are considered exempt from taking the exam by the appropriate licensing authorities. If any such investment advisor representative shall transfer employment to another registered investment advisory firm, and the Unit holders to which he sold shall also become clients of the transferee firm, the RIA agrees to transfer its ongoing compensation to the transferee firm.

2.              In consideration of the RIA soliciting and obtaining clients for the PMG investment advisory or 401(k) retirement advisory services, PMG shall pay the RIA according to the outline shown below:

Solicitors of assets to the PMG asset management and/or 401(k) retirement plan services are paid on all business according to the following grid. The amount paid is based on the net amount of revenue received by PMG for a client after all custodian fees and charges are deducted. Fees are paid quarterly or monthly where appropriate.

Soliciting Advisors

Type of Business	Payout
PMG Asset Management	50%

PMG 401(k)/Retirement Plans	50%

Pebble U.S. Market Fund, LLC	1.50% advisory fee per prospectus

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR PEBBLE MANAGEMENT GROUP, LLC:	FOR THE RIA:

Signature	Signature of Authorized Signatory
Richard Clement – Manager
Pebble Management Group, LLC
Printed Name of Authorized Signatory

Title of Authorized Signatory

Date:____________________	Date::____________________

Please provide the following information.

1) Company Legal Name:

2) Company Address: (P.O Box not acceptable)

3) Company Mailing Address: (If different than Address)

4) Contact Person:

5) Phone/Fax:	________________________ / ______________________________

6) E-mail: